FOURTH AMENDMENT TO LOAN AGREEMENT

This Fourth Amendment to Loan Agreement ("Amendment") is entered into as of September 26, 2001 by and between Wellman, Inc., a Delaware corporation (the "Borrower"); the financial institutions now or hereafter party to the Loan Agreement and signing this Amendment (defined below) (the "Banks") and Fleet National Bank, a national banking association, as agent for the Banks ("Agent").

The Borrower, the Agent and the Banks hereby mutually agree as follows:

RECITALS:

WHEREAS, the Borrower, the Agent, the Banks, Bank of America, N.A., as syndication agent, First Union National Bank, as documentation agent and The Chase Manhattan Bank and Wachovia Bank, N.A. as senior managing agents are parties to that certain Loan Agreement dated as of September 28, 1999 pursuant to which the Banks made available up to $325,000,000 in a 4-Year Loan and up to $125,000,000 in a 364-Day Loan to the Borrower, as amended on April 28, 2000 and September 15, 2000 which, inter alia, reduced the 4-Year Commitment to $275,000,000 and as further amended as of September 27, 2000 (the "Loan Agreement"); and

WHEREAS, the Borrower has requested the Agent and the Banks to amend the Loan Agreement to renew the 364-Day Commitment.

WHEREAS, capitalized terms used herein and not expressly defined herein shall have the respective meanings assigned thereto in the Loan Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree that the Loan Agreement is amended, effective as of the date first set forth above, in the following respects:

1. Section 1.01 of the Loan Agreement is amended, effective as of September 26, 2001 as follows:

    The definition of "364-Day Repayment Date" is amended by changing the date "... September 26, 2001..." therein to "...September 25, 2002...".

2. The Borrower hereby restates all of the representations, warranties and covenants of the Borrower set forth in the Loan Agreement, as amended hereby, to the same extent as if fully set forth herein and the Borrower hereby certifies that all such representations and warranties are true and accurate as of the date hereof, except to the extent any such representation and warranty relates solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date and that no Default or Event of Default exists.

3. The provisions of this Amendment are subject to the receipt by the Agent, in form and substance acceptable to the Agent of the following, all of which shall be due to the Agent prior to the effectiveness of this Amendment except where otherwise indicated:

(a) This Amendment, duly executed on behalf of the Borrower and the Guarantors by an officer of the Borrower and each of the Guarantors so authorized.

(b) Certificates from the Secretary of the Borrower certifying as to the resolutions of the Board of Directors of the Borrower authorizing and approving this Amendment and certifying as to the names and signatures of each officer of the Borrower authorized to execute and deliver this Amendment and/or such other documents on behalf of the Borrower. The Agent and the Banks may rely on such Secretary's certificate until the Agent shall receive a further certificate of the Borrower canceling or amending the signatures of the officers named in such further certificate.

4. The Borrower further acknowledges and agrees that as of the date hereof there does not exist (i) any offset or defense against payment or performance of any of the Indebtedness and Obligations of the Borrower under or in connection with any of the Loan Agreement, Notes and Related Documents, or (ii) any claim or cause of action by Borrower or any of the Guarantors against the Agent or any of the Banks with respect to the transactions described therein.

5. Upon and after the date of this Amendment all references to the Loan Agreement in the Loan Agreement or in any Related Document shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any non-compliance with any provisions of the Loan Agreement, and the Loan Agreement shall remain in full force and effect as amended by this Amendment.

6. The parties hereto agree to execute and deliver such other instruments, and take such other action, as may be reasonably necessary to effectuate this Amendment.

7. This Amendment shall be construed according to and governed by the laws of the State of New York without regard to its conflicts of laws rules. If any provision of this Amendment is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Amendment will remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same Amendment. Delivery of a signed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually signed counterpart of this Amendment. Upon completion of delivery of signed counterparts of this Amendment by the parties hereto, this Amendment shall be deemed to comply with Section 9.06 of the Loan Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf as of the date first set forth above.

FLEET NATIONAL BANK, as Agent and a Lender

By:

Name: John P. O'Loughlin
Title: Director

AGREED TO:

WELLMAN, INC., as Borrower

By:

Name: Keith Phillips
Title: Chief Financial Officer

LENDERS:

BANK OF AMERICA, N.A., as a Bank
and as Syndication Agent

By:

Name:

Title:

FIRST UNION NATIONAL BANK, as a
Bank and as Documentation Agent

By:

Name:

Title:

WACHOVIA BANK, N.A., as a Bank and as a Senior Managing Agent

By:

Name: Robert Wilson
Title: Vice President

THE CHASE MANHATTAN BANK, as a
Bank and as a Senior Managing Agent

By:

Name: Lawrence Palumbo, Jr.
Title: Vice President

THE NORTHERN TRUST COMPANY, as a
Bank

By:

Name: Melissa A. Whitson
Title: Vice President

THE GOVERNOR & COMPANY OF THE
BANK OF IRELAND, as a Bank

By:

Name: Niamh O'Gorman,
Title: Manager

Name: Tony O'Donovan,
Assistant Manager

MELLON BANK, N.A. , as a Bank

By:

Name: David N. Smith
Title: Vice President

BANCA MONTE DEI PASCHI DI SIENA
S.P.A., as a Bank

By:

Name:

Title:

THE BANK OF NOVA SCOTIA, as a Bank

By:

Name: Brian S. Allen
Title: Managing Director

KBC BANK N.V., as a Bank

By:

Name: Robert M. Surdam, Jr.

Title: Vice President

Name: Jean-Pierre Diels
Title: First Vice President

NATIONAL CITY BANK, as a Bank

By:

Name: Tara M. Handforth
Title: Assistant Vice President

CONSENT BY GUARANTORS

The undersigned Guarantors hereby consent to the foregoing Amendment.

PRINCE, INC., as Guarantor

By:

Name: Audrey Goodman
Title: Assistant Treasurer

WELLMAN OF MISSISSIPPI, INC., as
Guarantor

By:

Name: Audrey Goodman
Title: Assistant Treasurer

FIBER INDUSTRIES, INC., as Guarantor

By:

Name: Audrey Goodman
Title: Assistant Treasurer